Exhibit 10.91

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “LAWS”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

DATE: December 28, 2009	U.S. $64,878.00

BIO-KEY INTERNATIONAL, INC.

SEVEN PERCENT (7%) CONVERTIBLE NOTE

FOR VALUE RECEIVED, BIO-KEY INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A. (the “Company”), promises to pay to the order of THOMAS J. COLATOSTI, the registered holder hereof and its successors and assigns (the “Holder”), Sixty-Four Thousand Eight Hundred and Seventy-Eight Dollars ($64,878.00), and to pay interest on the principal sum outstanding, at the rate of seven percent (7%) per annum, compounded annually.  Except as provided in Section 5 below, principal and interest outstanding on this Note from time to time shall not be payable in cash but shall be payable in shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), as set forth herein at the Holder’s option.  The interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration of the Note (the “Note Register”).

This Note is subject to the following additional provisions:

1.             Note Exchangeable.  The Note is exchangeable at any time for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same without the Company’s written consent. No service charge will be made for such registration or transfer or exchange.

2.             Withholding.  The Company shall be entitled to withhold from all payments of principal or interest pursuant to this Note any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

3.             Transfer/Exchange of Note; Legend.

(a)           This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of

1933, as amended (the “1933 Act”) and applicable state securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not his Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.  If presentment for transfer is made, the parties agree hereunder to execute any and all documents necessary to effectuate said transfer within thirty (30) days of presentment.

(b)           The Holder understands and acknowledges by its acceptance hereof that (i) except as provided herein, this Note and the shares of Common Stock issuable upon conversion thereof as herein provided (“Conversion Shares”) have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other regulation and/or exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation, other than as provided herein to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(c)           Any Conversion Shares issued upon conversion of this Note shall, if and only to the extent required by law, bear legends in similar form to the legends set forth on the first page of this Note.

4.             Conversion of Note into Common Stock; No Prepayment.

(a)           The Holder of this Note is entitled, at its option at any time or from time to time to convert all or a portion of the original principal face amount of this Note, and all or a portion of the interest accrued hereon, into shares of Common Stock, at the Conversion Price.  The Conversion Price shall be equal to the lower of (i) the average closing price of the Company’s Common Stock as quoted by Bloomberg for the ten (10) trading days prior to the date that the notice of conversion is transmitted to the Company, and (ii) $0.30 (subject to adjustment as provided in Section 8(b) below).  Each conversion shall be achieved by submitting to the Company a notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”) executed by the Holder of this Note evidencing such Holder’s intention to convert this Note or the specified portion.  If such notice of conversion is submitted via facsimile to the Company, the Holder need not send an original notice to the Company.  The Company and the Holder shall each keep records with respect to the portion of this Note then being converted and all portions previously converted; upon receipt by the Holder of the requisite Conversion Shares, the outstanding principal amount of the Note or the accrued interest hereon, or both, shall be reduced by the amount specified in the Notice of Conversion resulting in such Conversion Shares. If no amount shall be specified, the applicable reduction shall be applied first to the accrued interest and then to the outstanding principal amount.  The Company may from time to time, but is not required to, instruct the Holder and the Holder shall surrender this Note along with the notice of conversion for the purposes of making a notation thereon as to the amount of principal or interest, or both, being converted, or of canceling this Note and issuing a new Note in the same form with the principal amount of such Note reduced by the amount converted. Such new or notated Note shall be delivered to the Holder within three (3) business days after such Holder’s surrender to the Company. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which a notice of conversion is given (the “Conversion Date”) shall be deemed to be the date on which notice of conversion is submitted via facsimile to the Company, or if the notice of conversion is not submitted by facsimile to the Company, the date the notice of conversion is otherwise delivered to the Company.

In all cases, the Company shall deliver the Conversion Shares to the Holder within five (5) business days after the Conversion Date with respect to such Conversion Shares being delivered, and at the address specified in the Notice of Conversion.

Notwithstanding anything herein to the contrary, the Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the Note if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion would result in the Holder being deemed the “beneficial owner” of more than 4.9% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated hereunder.  If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent the Holder from being deemed the beneficial owner of more than 4.9% of the then outstanding shares of Common Stock, then the Company shall redeem so much of such Holder’s Note as necessary to cause such Holder to be deemed the beneficial owner of not more than 4.9% of the then outstanding shares of Common Stock.  Such redemption shall be for cash at a redemption price equal to the sum of (i) 100% of the principal value of the Note and (ii) any accrued and unpaid interest to the date of such redemption.

(b)          The Company shall not have the right to prepay all or any portion of this Note.

5.             Default.  If one or more of the following described “Events of Default” shall occur:

(a)           The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of seven (7) days after written notice from the Holder of such failure; or

(b)           The Company shall either:  (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or

(c)           A Change of Control shall occur; or

(d)           A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company’s consent and such appointment is not discharged within sixty (60) days after such appointment; or

(e)           Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(f)            After the date of this Note, any money judgment, writ or note of attachment, or similar process in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be entered or filed against the Company or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(g)           The Company shall default in the payment of any other outstanding indebtedness incurred or guaranteed by the Company beyond any period of notice and opportunity to cure, or the payment of such indebtedness shall be accelerated by the holder thereof; or

(h)           Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter, and in any and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default) at the option of the Holder and in the Holder’s sole discretion, the Holder may immediately declare this Note due and payable, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or other instrument contained to the contrary notwithstanding, payable in cash or Common Stock of the Company at the Conversion Price as set forth herein at the Holder’s option, and the Holder may immediately, and upon the expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law or equity.  In addition, if this Note is not paid when due, the Company shall pay interest on overdue principal and (to the fullest extent permitted by law) on overdue interest at the rate of twelve (12%) percent per annum, payable in cash or Common Stock of the Company at the Conversion Price as set forth herein at the Holder’s option.

As used herein, “Change of Control” means (i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (A) in which the Company is a constituent corporation, (B) in which a person, firm or other entity (“Person”)  or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 50% of the outstanding voting securities of the Company, or (C) in which the Company issues securities representing more than 50% of the outstanding securities of any class of voting securities of the Company or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any assets that constitute more than 50% of the assets of the Company on a consolidated basis.

6.             Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

7.             Obligations of the Company herein are Unconditional.  No provision of this Note shall alter or impair the obligation of the Company, which obligation is absolute and unconditional, to repay the principal amount of this Note at the time, place, rate, and in the coin, currency or Common Stock, hereinabove stated. This Note and all other Notes now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Company. This Note ranks at least equally with all other Notes now or hereafter issued under the terms set forth herein. The Conversion Price and number of shares of Common Stock issuable upon conversion shall be subject to adjustment from time to time as provided in Section 8(b) below.

8.             Merger; Consolidation; Stock Splits.

(a)           In the event the Company, at any time while all or any portion of this Note is outstanding, shall be consolidated with or merged into any other corporation or corporations or shall sell or lease all or substantially all of its property and business as an entirety, then lawful provisions shall be made as part of the terms of such consolidation, merger, sale or lease so that the holder of this Note may thereafter receive in lieu of such Common Stock otherwise issuable to such holder upon conversion of this Note, but at the conversion rate which would otherwise be in effect at the time of conversion, as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to Common Stock of the Company.

(b)           In the event, at any time while all or any portion of this Note is outstanding, the outstanding shares of Common Stock shall be subdivided, consolidated or combined, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the fixed portion of the Conversion Price specified in Section 4(a)(ii) above in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination, consolidation or stock dividend, be proportionately adjusted.

9.             Note Holder Not Deemed a Stockholder.  No Holder, as such, of this Note shall be entitled (prior to conversion of this Note into Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Note of the Conversion Shares which he or she is then entitled to receive upon the due conversion of all or a portion of this Note. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

10.           Restrictive Covenant.   Until the principal amount of this Note and all accrued and unpaid interest is paid in full or converted into Common Stock as provided herein, the Company shall not issue any loan or debt secured by any of the assets of the Company.

11.           No Limitation on Corporate Action.  No provisions of this Note and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

12.           Representations of Holder.  Upon conversion of all or a portion of this Note, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Conversion Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, and that such Holder is an Accredited Investor (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act). The Company acknowledges that Holder’s duly executed certification on the Notice of Conversion is satisfactory confirmation of the facts set forth in the immediately preceding sentence. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder’s conversion of all or a portion of the Note that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon conversion of the Note shall not violate any United States or state securities laws.

13.           Waiver of Demand, Presentment, Etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

14.           Failure or Delay Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

15.           Attorney’s Fees.  The Company agrees to pay all costs and expenses, including without limitation reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder’s conversion rights as described herein.

16.           Access to Books and Records.  The Holder will have the right to inspect and audit the Company’s original books, records, and documents at any time and from time to time, during normal business hours, upon reasonable notice to the Company.

17.           Enforceability.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

18.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the state of New York without giving effect to applicable principles of conflict of law. Each of the parties submits to the exclusive jurisdiction of the state and federal courts of New York County, New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

19.           Assignment.  This Note shall not be assigned by the Company without the prior written consent of the Holder.  This Note shall bind the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns.

20.           Amendment Provision. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

21.           Entire Agreement.  This Note and constitutes the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof.

22.           Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses or to such other e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 23:

If to the Borrower, to:	BIO-key International, Inc. 3349 Highway 138 Building D, Suite B Wall, NJ 07719 Attn: Chief Executive Officer Facsimile: (508) 460 4098

with a copy (which shall not constitute notice) to:	Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 Attention: Charles J. Johnson, Esq. Facsimile: (617) 248-4000

If to the Holder, to:	The Shaar Fund Ltd. c/o SS&C Fund Services N.V. Pareraweg 45 Curacao, Netherlands Antilles Facsimile: (599-9) 434-3560

with a copy (which shall not constitute notice) to:	Meltzer, Lippe, Goldstein & Breitstone, LLP 190 Willis Avenue Mineola, NY 11501 Attention: Ira R. Halperin, Esq. Facsimile: (516) 747-0653

23.           Waiver of Jury Trial.   THE COMPANY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OFACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT,  DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.

BIO-KEY INTERNATIONAL, INC

By:
Name:
Title:

Commonwealth of Massachusetts	)
) ss:
County of )

On the          day of           , 20     before me, the undersigned, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A

FORM OF NOTICE OF CONVERSION

                  , 20

BIO-key International, Inc.

3349 Highway 138

Building D, Suite B

Wall, NJ  07719

Attn:  Chief Executive Officer

The undersigned, holder of BIO-key International, Inc.’s (the “Company”) Seven Percent (7%) Convertible Note (the “Note”), hereby exercises its option to convert $                       of the principal amount of the Note and [all] [$                ] of the accrued interest on this Note into shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), in accordance with the terms of the Note.  All capitalized terms used and not defined herein have the respective meanings assigned to them in the Note.

The undersigned hereby instructs the Company to convert the portion of the Note specified above into                  shares of Common Stock at the Conversion Price in accordance with the provisions of Section 4 of the Note. The undersigned directs that (i) the Common Stock issuable and certificates therefor deliverable upon conversion, and (ii) if so delivered by the Holder, the Note, recertificated in the principal amount, if any, not being surrendered for conversion hereby be issued in the name of and delivered to the undersigned unless a different name has been indicated below.

By delivering this conversion notice, the undersigned represents and warrants to the Company that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, and that such Holder is an Accredited Investor (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act).

HOLDER: